UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2012

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2012, Chesapeake Utilities Corporation ("Chesapeake") entered into a new $40 million unsecured, short-term credit facility with PNC Bank, National Association ("PNC"). The credit facility, which was structured in the form of a revolving credit note maturing on June 1, 2013, increases the total short-term loan capacity available from PNC from $50 million to $90 million during that period. Borrowings under this new facility bear interest at LIBOR plus 80 basis points or PNC’s Base Rate (as defined in the term note agreement) plus 80 basis points at Chesapeake’s discretion. Other terms and conditions of this facility are substantially the same as the existing other loan facilities available from PNC. Chesapeake intends to utilize this new credit facility for working capital needs, capital expenditures and general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

June 27, 2012	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer